UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2015

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭☐⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭☐⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭☐⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭☐⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, John E. Porter, the Chief Financial Officer of Glen Burnie Bancorp (the “Company”) and its wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”) since 1995, announced his retirement effective at the end of August, 2015, and the Company has appointed John M. Wright to succeed Mr. Porter effective September 28, 2015.

On July 9, 2015, the Board of Directors of the Company and the Bank approved the appointment of Edward B. Connelly as interim Treasurer of the Company and interim Chief Financial Officer of the Bank to serve in such capacities for the period between Mr. Porter’s retirement and the commencement of Mr. Wright’s employment. Mr. Connelly has served as the Chief Operating Officer and Senior Vice President of the Bank since August 2012 and will continue in this role. Prior to joining the Bank, Mr. Connelly served as the Chief Financial Officer and Corporate Secretary of Damascus Community Bank in Damascus, Maryland from September 1999 through July 2012.

No new compensatory or severance arrangements were entered into in connection with Mr. Connelly's appointment as interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: July 14, 2015	By:	/s/ Michael G. Livingston
Michael G. Livingston Chief Executive Officer